UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2003

THE MONY GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-14603 (Commission File Number)	13-3976138 (IRS Employer Identification No.)

1740 Broadway New York, New York (Address of principal executive offices)	10019 (Zip Code)

(212) 708-2000 (Registrant’s telephone number, including area code)

Item 5.    Other Events and Regulation FD Disclosure.

On September 17, 2003, The MONY Group Inc. (“MONY”), AXA Financial, Inc. (“AXA Financial”) and AIMA Acquisition Co. (“Merger Sub”), entered into an Agreement and Plan of Merger, dated as of September 17, 2003 (the “Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub will merge with and into MONY, and MONY will continue as the surviving corporation of the merger.

As more specifically set forth in the Merger Agreement, which is subject to approval by the stockholders of MONY, regulatory review and certain other conditions, each issued and outstanding share of common stock, par value $0.01 per share, of MONY will be converted into the right to receive $31.00 in cash. The merger is expected to close in the first quarter of 2004.

The description of the proposed merger described in this report does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, filed as Exhibit 2.1 hereto and incorporated herein by reference.

On September 17, 2003, the Company and AXA Financial, Inc. issued a joint press release announcing the merger. A copy of this press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

(c)    Exhibits

2.1	Agreement and Plan of Merger, dated as of September 17, 2003, among AXA Financial, Inc., AIMA Acquisition Co. and The MONY Group Inc.

99.1	Joint Press Release, dated September 17, 2003.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MONY GROUP INC.

By:	/S/ BART SCHWARTZ
Bart Schwartz
Senior Vice President and General Counsel

Date:  September 17, 2003

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of September 17, 2003, among AXA Financial, Inc., AIMA Acquisition Co. and The MONY Group Inc.

99.1	Joint Press Release, dated September 17, 2003.